EXHIBIT 99.1

NEWS
RELEASE

2004-11

FOR IMMEDIATE RELEASE
Contact: Doug Aron
(713) 688-9600 x145

FRONTIER OIL INCREASES CASH DIVIDEND

HOUSTON, TEXAS, September 2, 2004 – The Board of Directors of Frontier Oil Corporation (NYSE: FTO) has approved an increase in the quarterly cash dividend on the Company’s common stock to $0.06 per share ($0.24 annualized) from $0.05 per share ($0.20 annualized). The dividend is payable October 12, 2004 to shareholders of record on September 24, 2004.

“The increase in our quarterly cash dividend signifies our continued commitment to return value to our shareholders,” said James Gibbs, Frontier’s Chairman, President, and CEO.

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 46,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states. Information about the Company may be found on its web site www.frontieroil.com.

This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.

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